                                                               Exhibit 99.(D)(6)

                                                                  EXECUTION COPY

                              SHAREHOLDER AGREEMENT

         THIS SHAREHOLDER AGREEMENT (this "Agreement"), is entered into as of
                                           ---------
_____________ __, 2001, by and among CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company ("CalWest"), ROOSTER ACQUISITION CORP., a
                                       -------
Maryland corporation and wholly-owned subsidiary of CalWest
("Rooster Acquisition Corp."), CABOT INDUSTRIAL TRUST, a Maryland real estate
  -------------------------
investment trust ("Cabot"), CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware
                   -----
limited partnership ("Cabot OP") and the holder identified on Schedule 1 hereto
                      --------
(the "Holder").

         A. The Holder is, as of the date hereof, the record and beneficial owner of the number of (i) common shares of beneficial interest, par value $.01 per share, of Cabot (the "Cabot Common Shares") and/or (ii) partnership units
                          -------------------
issued to the limited partners of Cabot OP evidencing ownership in Cabot OP (the "LP Units") in each case as set forth on Schedule 1 hereto;
 --------

         B. Concurrently herewith, CalWest, Rooster Acquisition Corp., Cabot and Cabot OP have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for Rooster Acquisition Corp. to conduct a tender offer for all of the issued and outstanding Cabot Common Shares (the "Offer") and the merger (the "Merger") of
                                      -----                        ------
Rooster Acquisition Corp. with and into Cabot with Cabot continuing as the surviving entity; and

         C. As a condition to the willingness of CalWest and Rooster Acquisition Corp. to enter into the Merger Agreement and incurring the obligations set forth therein, including the Offer, and as an inducement and in consideration therefor, CalWest and Rooster Acquisition Corp. have required the Holder to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. Representations and Warranties of the Holder. The Holder
                    --------------------------------------------
hereby represents and warrants to CalWest and Rooster Acquisition Corp. as follows:

                  (a) Such Holder is the record and beneficial owner of, and has good and valid title to, (i) the Cabot Common Shares (such Cabot Common Shares, together with any Cabot Common Shares acquired by the Holder after the date of this Agreement, whether upon the exercise of options to purchase Cabot Common Shares or otherwise, all as may be adjusted from time to time pursuant to
Section 7 hereof, the "Shares" and together with the LP Units, the "Securities") and/or (ii) the LP Units in each case set forth opposite his, her or its name on
Schedule 1 to this Agreement. Schedule 1 lists separately all options, if any, issued to such Holder.

                  (b) Such Holder, if an individual, has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Holder, if a corporation, partnership or limited liability company, is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated, formed or constituted, and such Holder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  (c) This Agreement has been duly authorized, executed and delivered by the Holder and constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (d) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Holder or to the Holder's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Holder in connection with the execution and delivery of this Agreement or the consummation by the Holder of the transactions contemplated hereby.

                  (e) At the time the Holder tenders his, her or its Shares into the Offer, the Shares (including the Shares held by the Holder upon conversion of the Holder's LP Units pursuant to Section 3(b)) will be held by the Holder, or by a nominee or custodian for the benefit of the Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, options, rights, adverse claims, understandings or arrangements, or any other encumbrances whatsoever on title, transfer, or exercise of any rights of the Holder in respect of such Shares (collectively, "Encumbrances"), except for any
                                                 ------------
such Encumbrances arising hereunder.

         Section 2. Representations and Warranties of CalWest and Rooster
                    -----------------------------------------------------
Acquisition Corp. Each of CalWest and Rooster Acquisition Corp. jointly and
-----------------
severally represents and warrants to the Holder as follows:

                  (a) CalWest is a California limited liability company duly organized and validly existing and in good standing under the laws of the State of California; and Rooster Acquisition Corp. is a corporation duly organized and validly existing and is in good standing under the laws of the State of Maryland. Each of CalWest and Rooster Acquisition Corp. has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly authorized, executed and delivered by each of CalWest and Rooster Acquisition Corp. and constitutes the legal, valid and binding obligation of each of CalWest and Rooster Acquisition Corp., enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to CalWest or Rooster Acquisition Corp. or to CalWest's or Rooster Acquisition Corp's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to CalWest or Rooster Acquisition Corp. in connection with the execution and delivery of this Agreement or the consummation by CalWest or Rooster Acquisition Corp. of the transactions contemplated hereby.

         Section 3. Tender of the Shares.
                    --------------------

                  (a) The Holder shall tender his, her or its Shares into the Offer as promptly as practicable, and in any event no later than the fifth business day, following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement. The Holder shall not withdraw any Shares so tendered unless the Offer is terminated or has expired without Rooster Acquisition Corp. purchasing all Cabot Common Shares validly tendered in the Offer.

                  (b) Subject to Section 4 hereof, immediately prior to and conditional upon Rooster Acquisition Corp.'s acceptance for payment and payment for, pursuant to the terms and conditions of the Offer, all Cabot Common Shares duly tendered pursuant to the Offer and not withdrawn, the Holder shall exchange the LP Units for Cabot Common Shares, pursuant to the conversion right of the limited partners set forth in Section 4.2(e)(1) of the Second Amended and Restated Agreement of Limited Partnership of Cabot OP. Upon such conversion, the Holder shall immediately tender such Cabot Common Shares into the Offer. In connection with any such exchange of LP Units for Cabot Common Shares made pursuant to this Section 3(b), Cabot hereby waives any notice requirements, including but not limited to the notice requirement set forth in Section 4.2(e)(1) of the Second Amended and Restated Agreement of Limited Partnership of Cabot OP, relating to such exchange.

         Section 4. Sale of LP Units to Rooster Acquisition Corp.
                    ---------------------------------------------

                  Notwithstanding any other provisions of this Agreement, at Rooster Acquisition Corp.'s option and upon notice to the Holder, the Holder shall (a) sell to CalWest or Rooster Acquisition Corp. the LP Units for the aggregate cash consideration equal to the product of (i) the number of Cabot Common Shares for which such LP Units may have been converted immediately prior to such sale, multiplied by (ii) $24.00, or such greater amount as is offered to the holders of Cabot Common Shares pursuant to the Offer; and (b) not convert the LP Units into Cabot Common Shares as contemplated by Section 3 hereof or otherwise; provided that the Holder's obligations pursuant to this Section 4 shall be conditioned upon Rooster Acquisition Corp.'s acceptance for payment and payment for, pursuant to the terms and conditions of the Offer, all Cabot Common Shares duly tendered pursuant to the Offer and not withdrawn.

         Section 5. Transfer of the Securities.
                    --------------------------

                  (a) The Holder shall not: (i) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (each, a "Transfer") with respect to, any or all of the Securities or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Securities; (iv) deposit any of the Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of the Holder's obligations hereunder or the consummation of the transactions contemplated hereby or by the Merger Agreement.

                  (b) The Holder agrees to surrender to Cabot or Cabot OP, as applicable, or to the transfer agent for Cabot or Cabot OP, as applicable, certificates evidencing the Securities, and shall cause Cabot or Cabot OP, as applicable, or the transfer agent for Cabot or Cabot OP to place the following legend on any and all certificates evidencing the Securities:

                  (i) in the case of Cabot Common Shares:

                  THE CABOT COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN SHAREHOLDER AGREEMENT, DATED AS OF ______________ __, 2001, BY AND AMONG CALWEST INDUSTRIAL PROPERTIES, LLC, ROOSTER ACQUISITION CORP., CABOT INDUSTRIAL TRUST, CABOT INDUSTRIAL PROPERTIES, L.P. AND THE HOLDER HEREOF. ANY TRANSFER OF SUCH CABOT COMMON SHARES IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

                  (ii) in the case of LP Units:

                  THE PARTNERSHIP UNITS ISSUED TO LIMITED PARTNERS EVIDENCING OWNERSHIP IN CABOT INDUSTRIAL PROPERTIES, L.P. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN SHAREHOLDER AGREEMENT, DATED AS OF ______________ __, 2001, BY AND AMONG CALWEST INDUSTRIAL PROPERTIES, LLC, ROOSTER ACQUISITION CORP., CABOT INDUSTRIAL TRUST, CABOT INDUSTRIAL PROPERTIES, L.P. AND THE HOLDER HEREOF. ANY TRANSFER OF SUCH PARTNERSHIP UNITS ISSUED TO LIMITED PARTNERS EVIDENCING OWNERSHIP IN CABOT INDUSTRIAL PROPERTIES, L.P. IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

         Section 6. Voting Arrangements.
                    -------------------

         (a) At any meeting of the shareholders of Cabot
(a "Cabot Shareholders' Meeting"), however called, and at every adjournment or
    ---------------------------
postponement thereof, Holder shall (i) appear at the meeting or otherwise cause such Holder's Shares to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of, such Shares or cause such Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement (including any revised or amended Merger Agreement approved by the board of trustees of Cabot, and any action required in furtherance thereof and (iii) vote, or execute consents in respect of, such Shares or cause such Shares to be voted, or consents to be executed in respect thereof, against (A) any agreement or transaction relating to any (i) (1) acquisition or purchase from Cabot by any person or "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations thereunder) of 15% or more of any class of equity securities (or voting debt) of Cabot or Cabot OP, (2) any tender offer or exchange offer that if consummated would result in any person or "group" (as so defined) beneficially owning 15% or more of any class of equity securities (or voting debt) of Cabot or Cabot OP, or (3) any merger, consolidation or other business combination, sale of shares of beneficial interest, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit any person or "group" (as so defined) to acquire beneficial ownership of more than 15% of the assets of Cabot and the Cabot Subsidiaries, taken as a whole, or 15% or more of any class of equity securities (or voting debt) in Cabot or Cabot OP (a "Competing Transaction"); (iii) any liquidation or dissolution of Cabot or
    ---------------------
Cabot OP; (iv) any proposal to approve the grant of voting rights upon "control shares" (as defined in Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 3") of Cabot acquired in any
                                            -------
"control share acquisition" (as defined in Title 3) or (v) any transaction or occurrence that if proposed and offered to Cabot or its shareholders (or any of them) would constitute a transaction described in foregoing clause (A) or (B) any amendment of Cabot's Declaration of Trust or By-laws or other proposal, action or transaction involving Cabot or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to deprive CalWest of any material portion of the benefits anticipated by CalWest to be received from the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of Cabot Common Shares presented to the shareholders of Cabot (regardless of any recommendation of the Board of Directors of Cabot) or in respect of which vote or consent of the shareholder is requested or sought.

                  (b) No Proxy Solicitation. Each Holder shall not, and shall
                      ---------------------
not permit any Affiliate of the Holder to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to a Competing Transaction or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a vote or action by written consent in lieu of a Cabot Shareholders' Meeting, or (iii) become a member of a "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) with respect to any voting securities of Cabot or Cabot OP, as applicable, with respect to any matter or transaction described in this Section 6(a).

                  (c) Irrevocable Proxy. As security for the Holder's
                      -----------------
obligations under Section 6(a), the Holder hereby irrevocably constitutes and appoints CalWest as such Holder's attorney and proxy, with full power of substitution and resubstitution, to cause the Shares to be counted as present at any Cabot Shareholders' Meeting, to vote the Shares thereat, however called, and execute consents in respect of the Shares as and to the extent provided in
Section 6(a). THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Holder hereby revokes all other proxies and powers of attorney with respect to the Shares that the Holder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted.

         Section 7. Certain Events.
                    --------------

                  In the event of any change in the Securities by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares or common units, or any similar transaction or other change in the capital structure of Cabot or Cabot OP affecting the Securities or the acquisition of additional shares or common units, as applicable, of Securities or other securities or rights of Cabot or Cabot OP by any Holder (whether through the exercise of any options, warrants or other rights to purchase Securities or otherwise): (a) the number of Shares or LP Units, applicable, owned by the Holder shall be adjusted appropriately and
(b) this Agreement and the obligations hereunder shall attach to any additional shares or units of Securities or other securities or rights of Cabot or Cabot OP issued to or acquired by each of the Holders.

         Section 8. Competing Transactions; Non-Solicitation.
                    ----------------------------------------

         (a) Competing Transactions. Each Holder will notify CalWest and Rooster
             ----------------------
Acquisition Corp. promptly if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with such Holder, Cabot, Cabot OP, Cabot's and Cabot OP's officers, trustees, employees, investment bankers, attorneys, accountants or other agents, if any (each, a "Representative"), in each case in connection with any Competing
          --------------
Transaction indicating, in connection with such notice, the name of the person making such proposal, requesting such information, or seeking to initiate negotiations or discussions with the Holder or any officers, trustees or agents of Cabot and Cabot OP that relate to a Competing Transaction and the material terms and conditions of any proposals or offers. Such Holder will keep CalWest and Rooster Acquisition Corp. fully informed, on a current basis, of the status and terms of any Competing Transaction.

                  (b) Non-Solicitation. Each Holder agrees that it shall
                      ----------------
immediately cease any discussions, negotiations or communications with any persons with respect to any Competing Transaction. Such Holder shall not and shall not authorize or permit its Representatives to directly or indirectly (i) solicit, initiate, encourage, facilitate or participate in any discussions or negotiations regarding, or furnish to any person or group (as defined in Section l3(d)(3) of the Exchange Act) any information or data with respect to or access to the properties, offices, books, records, officers, directors or employees of, or take any other action to knowingly, directly or indirectly, facilitate, solicit or encourage the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (ii) enter into any agreement with respect to any Competing Transaction. Any violation of the foregoing restrictions by the Holder or its Representative, whether or not the Holder or Representative is so authorized by Cabot or Cabot OP and whether or not the Holder or Representative is purporting to act on behalf of Cabot or Cabot OP or any other stockholder of Cabot or unitholder of Cabot OP or otherwise, shall be deemed to be a breach of this Agreement by the Holder. It is understood that this Section 8 limits the rights of the Holder only to the extent that the Holder is acting in the Holder's capacity as a Holder. Nothing herein shall be construed as preventing a Holder who is an officer or trustee of Cabot or Cabot OP from fulfilling the obligations of such office or position.

         Section 9. Further Assurances. The Holder shall, upon request of
                    ------------------
CalWest or Rooster Acquisition Corp., execute and deliver any additional documents and take such further actions as are necessary or desirable to carry out the provisions hereof.

         Section 10. Termination. This Agreement, and all rights and obligations
                     -----------
of the parties hereunder, shall terminate immediately upon the earlier of (a) contemporaneously with any termination of the Merger Agreement in accordance with its terms or (b) the Merger Effective Time; provided, however, that
                                                 --------  -------
Sections 11 and 12 shall survive any termination of this Agreement.

         Section 11. Expenses. All fees, costs and expenses incurred in
                     --------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         Section 12. Public Announcements. The Holder shall not issue any press
                     --------------------
release or otherwise make any public statement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of CalWest; provided, however, that
            --------  -------
such disclosure may be made without obtaining such prior consent if (i) the disclosure is required by any Law or Order and (ii) Holder has first used its reasonable best efforts to consult with CalWest about the form and substance of such disclosure. The Holder shall not disclose in any manner or for any reason any confidential or proprietary information concerning the business or properties of Cabot or any Cabot Subsidiary, unless such disclosure is required by Law or Order.

         Section 13. Miscellaneous.
                     -------------

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Holder, at the address set forth on the signature page hereto:

                  If to CalWest or Rooster Acquisition Corp., to:

                  CalWest Industrial Properties, LLC
                  c/o RREEF Real Estate Investment Managers
                  101 California Street, 26th Floor
                  San Francisco, CA  94111
                  Attn:    Warren H. Otto

                  Phone:   (415) 781-3300
                  Fax:     (415) 391-9015

                  with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Bank Building
                  400 Sansome Street
                  San Francisco, CA  94111-3143
                  Attn:    Richard Vernon Smith, Esq.
                  Phone:   (415) 392-1122
                  Fax:     (415) 773-5759

                  if to Cabot, to:

                  Cabot Industrial Trust
                  Two Center Plaza, Suite 200
                  Boston, MA 02108-1906
                  Attn:    Robert E. Patterson

                  Phone:   (617) 723-0900
                  Fax:     (617) 722-8237

                  with a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, IL  60603

                  Attn:    Edward J. Schneidman, Esq.
                  Phone:   (312) 701-7348
                  Fax:     (312) 701-7711

         (b) Headings. The headings contained in this Agreement are for
             --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (c) Counterparts. This Agreement may be executed manually or by
             ------------
facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

         (d) Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

         (e) Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

         (f) Assignment. Neither this Agreement nor any of the rights, interests
             ----------
or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that CalWest and Rooster Acquisition Corp. may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly owned subsidiaries of CalWest (each, an "Assignee"). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (g) Severability of Provisions. If any term or provision of this
             --------------------------
Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         (h) Specific Performance. The parties hereto acknowledge that money
             --------------------
damages would be an inadequate remedy for any breach of this Agreement by any party hereto, and that the obligations of the parties hereto shall be enforceable by any party hereto through injunctive or other equitable relief.

         (i) Amendment. No amendment, modification or waiver in respect of this
             ---------
Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         (j) Binding Nature. This Agreement is binding upon and is solely for
             --------------
the benefit of the parties hereto and their respective successors, legal representatives and assigns.

         (k) Defined Terms. Capitalized terms used herein and not defined herein
             -------------
shall the meanings given to them in the Merger Agreement.

         IN WITNESS WHEREOF, CalWest, Rooster Acquisition Corp., Cabot, Cabot OP and the Holder have caused this Agreement to be duly executed and delivered as of the date first written above.

                                CALWEST INDUSTRIAL PROPERTIES, LLC


                                By:
                                     -------------------------------------------

                                Name:
                                       -----------------------------------------

                                Title:
                                        ----------------------------------------



                                ROOSTER ACQUISITION CORP.


                                By:
                                     -------------------------------------------

                                Name:
                                       -----------------------------------------

                                Title:
                                        ----------------------------------------



                                CABOT INDUSTRIAL TRUST

                                By:
                                     -------------------------------------------

                                Name:
                                       -----------------------------------------

                                Title:
                                        ----------------------------------------



                                CABOT INDUSTRIAL PROPERTIES, L.P.


                                By:
                                     -------------------------------------------

                                Name:
                                       -----------------------------------------

                                Title:
                                        ----------------------------------------

                                HOLDER

                                By:
                                     -------------------------------------------

                                Name:
                                       -----------------------------------------

                                Title:
                                        ----------------------------------------

                                Address:
                                          --------------------------------------

                                   Schedule 1
                                   ----------

|--------------|----------------------|-----------------|------------------|
|Name of Holder|Number of Cabot Common|Number of Options|Number of LP Units|
|              |Shares                |                 |                  |
|--------------|----------------------|-----------------|------------------|
|              |                      |                 |                  |
|--------------|----------------------|-----------------|------------------|